Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 23, 2013, except for Note 12b, as to which the date is July 11, 2013, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-189216) and related Prospectus of Agios Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 11, 2013